Exhibit 4.4
EXECUTION VERSION

Prepared by and return
after recording to:
John A. Decker, Esq.
Hunton & Williams LLP
600 Peachtree Street, NE, Suite 4100
Atlanta, GA 30308

DEED TO SECURE DEBT, SECURITY AGREEMENT AND FIXTURE FILING
BY
GEORGIA POWER COMPANY,
Grantor,
TO
PNC BANK, NATIONAL ASSOCIATION, doing business as
MIDLAND LOAN SERVICES,
a division of PNC BANK, NATIONAL ASSOCIATION,
in its capacity as Collateral Agent, Grantee
Relating to Premises in:
Burke County, Georgia
DATED: As of February 20, 2014

FOR PURPOSES OF O.C.G.A. § 11-9-334(H), THIS DEED TO SECURE DEBT IS A “CONSTRUCTION MORTGAGE”. THIS INSTRUMENT IS TO BE RECORDED IN THE REAL PROPERTY RECORDS IN BURKE COUNTY, GEORGIA AND SHALL SERVE AS A FINANCING STATEMENT. THIS INSTRUMENT CONVEYS A SECURITY INTEREST IN GOODS WHICH ARE OR ARE TO BECOME FIXTURES PURSUANT TO O.C.G.A. SECTION 11-9-502(c).

Deed to Secure Debt

DEED TO SECURE DEBT, SECURITY AGREEMENT AND FIXTURE FILING
THIS DEED TO SECURE DEBT, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed to Secure Debt”) is made as of February 20, 2014, by GEORGIA POWER COMPANY, a Georgia corporation, with an office at 241 Ralph McGill Boulevard, N.E., Atlanta, Georgia 30308 (“Grantor”), to PNC BANK, NATIONAL ASSOCIATION, doing business as MIDLAND LOAN SERVICES, a division of PNC Bank, National Association, with an office at 10851 Mastin Street, Suite 700, Overland Park, Kansas 66210, as grantee, assignee and secured party, in its capacity as Collateral Agent on behalf of the Secured Parties, as such terms are defined in the Loan Guarantee Agreement, defined below (together with any successors or assigns in such capacity, the “Grantee”).
I
RECITALS
WHEREAS, Grantor is the owner and holder of an undivided 45.7% interest as tenant-in-common in those certain “Additional Unit Properties” (the “Additional Unit Properties”) and “Related Facilities” (the “Related Facilities”), as such terms are defined in that certain Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement, dated as of April 21, 2006, and recorded in Book 598, at page 71, et seq., Burke County, Georgia Records, as amended (the “Ownership Agreement”), which Additional Unit Properties and Related Facilities are located on that certain real property located in the State of Georgia (the “State”), and more fully described in Exhibit “A” attached hereto (the “Premises”), which forms a portion of the property subject to the grant contained herein.
WHEREAS, on the date hereof, Grantor entered into that certain Note Purchase Agreement (as the same may be amended, restated, modified or otherwise supplemented and in effect from time to time, hereinafter referred to as the “Note Purchase Agreement”), by and among Grantor, the Federal Financing Bank, a body corporate and instrumentality of the United States of America (“FFB”), and the U.S. Department of Energy, an agency of the United States of America acting through the Secretary of Energy (or appropriate authorized representative thereof) (“DOE”), pursuant to which a promissory note will be issued by Grantor and purchased by FFB (the “FFB Promissory Note”), in an aggregate principal amount not to exceed three billion four hundred sixty-two million four hundred nine thousand one hundred seventeen and NO 100/ DOLLARS ($3,462,409,117), and having a scheduled final maturity date of the thirtieth (30th) anniversary of the date hereof.
WHEREAS, pursuant to that certain Secretary’s Guarantee, dated as of the date hereof (as the same may be amended, restated, modified or otherwise supplemented and in effect from time to time, the “DOE Guarantee”), given by DOE, as guarantor (in such capacity, “Guarantor”), to and for the benefit of FFB, Guarantor guaranteed the obligations of Grantor under the FFB Promissory Note and the other documents and instruments executed in connection therewith.
WHEREAS, pursuant to that certain Loan Guarantee Agreement, dated as of the date hereof, by and between Grantor and Guarantor (as the same may be amended, restated, modified

Deed to Secure Debt

or otherwise supplemented and in effect from time to time, the “Loan Guarantee Agreement”), Grantor, among other things, agreed to reimburse Guarantor for any payments made by Guarantor under the DOE Guarantee.
WHEREAS, pursuant to that certain Collateral Agency Agreement, dated as of the date hereof, by and among Grantor, Guarantor and Grantee (as the same may be amended, restated, modified or otherwise supplemented and in effect from time to time, the “Collateral Agency Agreement”), the Guarantor has appointed Grantee as Collateral Agent on behalf of the Secured Parties.
WHEREAS, Grantor wishes to provide further assurance and security to the Grantee and the Secured Parties by granting, and the Grantee and the Secured Parties require that Grantor grant to the Grantee, as Collateral Agent on behalf of the Secured Parties, security title, a security interest in and a first Lien upon certain property of the Grantor as described in Article II below, subject only to the Permitted Liens (as defined in Exhibit “C” hereto), to secure all of the Secured Obligations.
WHEREAS, terms used herein with an initial capital letter or initial capital letters and not otherwise defined herein shall have the meanings given such terms in the Loan Guarantee Agreement.
II
THE GRANT
GRANTING CLAUSES
NOW, THEREFORE, to secure the Secured Obligations and the performance of the covenants of the Grantor contained herein and in the other Loan Documents and to declare the terms and conditions on which the Secured Obligations and the performance of the covenants of the Grantor contained herein and in the other Loan Documents, are secured, and in consideration of the issuance of the DOE Guarantee, the Loan Guarantee Agreement and the Secured Obligations, the Grantor by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Grantee, all property, rights, privileges and franchises of the Grantor described in the following Granting Clauses (except any Excepted Property (as hereinafter defined)), of every kind and description, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired by the Grantor, and does grant a security interest therein for the purposes herein expressed:
GRANTING CLAUSE FIRST
I.Grantor’s undivided 45.7% interest as tenant-in-common in and to the agreements, contracts, instruments and other documents identified in Exhibit “B” to this Deed to Secure Debt (but as to Items 6, 7, 10 and 12 in Exhibit “B”, only to the extent applicable to the Additional Unit Properties or the Related Facilities or both) (the “Assigned Agreements”), including all rights of the Grantor under such Assigned Agreements;
II.Grantor’s undivided 45.7% interest as tenant-in-common in and to the Additional Unit Properties and the Related Facilities, which interest includes, but is not limited to, the

Deed to Secure Debt

following (in each case only to the extent included in the Additional Unit Properties or the Related Facilities or both):
A.The Grantor’s estate, right, claim and interest in the Premises;
B.all of the Grantor’s estate, right, claim and interest, in and to all buildings, structures and other improvements of every kind and description now or hereafter owned by the Grantor, and erected, situated, or placed upon the Premises (the “Improvements”), together with any and all personal property now or hereafter owned by the Grantor and located in or on, forming part of, attached to, used or intended to be used in connection with, or incorporated in any such Improvements, including all extensions of, additions to, betterments, renewals of, substitutions for and replacements for any of the foregoing;
C.all claims, demands, rights, title and interest of the Grantor, now owned or hereafter acquired, including without limitation, any after-acquired title, license, remainder or reversion, in and to any and all (i) alleys, sidewalks, streets, avenues, strips and gores of land belonging, adjacent or pertaining to the Premises or the Improvements; (ii) storm and sanitary sewer, water, gas, electric, railway and telephone services relating to the Premises and the Improvements; and (iii) tenements, hereditaments, easements, appurtenances, other rights, liberties, reservations, allowances and privileges relating to the Premises or the Improvements or in any way now or hereafter appertaining thereto, including, without limitation, all right, title and interest of the Grantor, in and to the Declaration of Covenants, as may be further amended hereafter pursuant to the terms of the Loan Documents, and any homestead and any other claims at law or in equity;
D.all right, title and interest of the Grantor in and to all tangible and intangible personal property (“Personal Property”) now or hereafter owned by the Grantor and located in, on or at the Premises or the Improvements and used in connection therewith, including, without limitation:
(i)all building materials and equipment located upon the Premises and intended for construction, reconstruction, alteration, repair or incorporation in or to the Improvements now or hereafter to be constructed thereon, whether or not yet incorporated in such Improvements (all of which shall be deemed to be included in the Secured Property (as defined below) upon delivery thereto);
(ii)all machines, machinery, fixtures, apparatus, equipment or articles used in supplying electricity, light and power;
(iii)all fixtures now or hereafter owned by the Grantor and attached to or contained in and used in connection with the Premises or the Improvements; and
(iv)all facilities, machinery, equipment and fixtures for the generation, transmission and distribution of electric energy including, without limitation, all plants, powerhouses, dams, diversion works, generators, turbines, engines, boilers, fuel handling and transportation facilities, air and water pollution control and sewage and solid waste disposal facilities, switchyards, towers, substations, transformers, poles, lines, cables,

Deed to Secure Debt

conduits, ducts, conductors, meters, street lights, regulators and all other property used or to be used for any or all of such purposes; and
E.Grantor’s undivided 45.7% interest as tenant-in-common in and to all permits, licenses, and franchises and Governmental Approvals applicable to the construction and operation of the Additional Unit Properties and Related Facilities.
III.All right, title and interest of the Grantor, in and to all “general intangibles” (as such term is defined in O.C.G.A. § 11‑9‑102(a)(43)) that constitute rights in or rights to use software and other intellectual property applicable to the construction and operation of the Additional Unit Properties and Related Facilities.
IV.All right, title and interest of the Grantor, in and to all nuclear fuel loaded in the reactor cores of the Units.
GRANTING CLAUSE SECOND
Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders thereof.
EXCEPTED PROPERTY
There is, however, expressly excepted and excluded from the lien and operation of this Deed to Secure Debt all right, title and interest of the Grantor in the following described property of the Grantor, now owned or hereafter acquired (herein sometimes referred to as “Excepted Property”):
A.(a) all rights and obligations of the Grantor as “Agent” under and as defined in the Ownership Agreement; (b) all rights and obligations of the Grantor as “Agent” under and as defined in the Operating Agreement; (c) all rights and obligations of the Grantor in its capacity as “Additional Units Agent” under and as defined in the Declaration of Covenants; (d) the rights and easements granted in the Declaration of Covenants to the Grantor in its capacity as an Existing Units Owner (as defined in the Declaration of Covenants), together with any and all real and personal property and equipment of Grantor in its capacity as an Existing Unit Owner now existing or hereafter constructed or installed on the real property subject to the Declaration of Covenants in accordance with the terms of the Declaration of Covenants; (e) all rights and obligations of the Grantor in its capacity as “Participating Party” with respect to its “Ownership Interest” in the “Existing Units” under and as those terms are defined in the Operating Agreement; (f) the rights and easements granted to the Grantor in Paragraph 3(d) of the Declaration of Covenants, together with any and all real and personal property and equipment of the Grantor now existing or hereafter constructed or installed on the real property subject to the Declaration of Covenants in accordance with the terms of the Declaration of Covenants; (g) the rights and obligations of the Grantor in its capacity as “Participant” with respect to an “Undivided Ownership Interest” in the “Existing Units” under and as those terms are defined in the Nuclear Managing Board Agreement; (h) the rights and obligations of the Grantor in its capacity as “Participant” with respect to an “Undivided Ownership Interest” in “Plant Hatch” under and as those terms are defined in the Nuclear Managing Board Agreement;

Deed to Secure Debt

(i) the rights and obligations of the Grantor in its capacity as “Participants’ Agent” as agent for the other “Participants” in accordance with the “Participation Agreements” under and as those terms are defined in the Nuclear Managing Board Agreement; (j) Grantor’s “Ownership Interest” in the “Existing Units” as those terms are defined in the Operating Agreement; (k) Grantor’s “Undivided Ownership Interest” in the “Existing Units” as those terms are defined in the Nuclear Managing Board Agreement; (l) Grantor’s “Ownership Interest” in “Plant Hatch” as those terms are defined in the Nuclear Managing Board Agreement; and (m) all rights and obligations of the Grantor as “Agent” under and as defined in the Development Agreement. No rights are granted to or conferred upon Grantee or any Receiver (as defined below) by this Deed to Secure Debt or any other Loan Documents to act by or on behalf or in the place of the Grantor as such “Agent” under either or both of the Ownership Agreement or the Operating Agreement, whether before or after an Event of Default or otherwise;
B.all cash or other money on hand or in banks or other financial institutions, cash equivalents, deposit accounts, revenues, income and earnings, accounts, accounts receivable and unbilled revenue, rents, tolls, issues, product and profits, claims, credits, demands, choses in action and judgments, contracts, contract rights, leases (except with respect to claims, credits, demands, choses in action and judgments, contracts and contract rights and leases arising out of or constituting any of the Assigned Agreements), shares, stocks, interests, participations or other equivalents, allowances for emissions or similar rights granted by any governmental authority, bonds, notes, repurchase agreements, evidences of indebtedness and other securities and instruments, letters of credit (other than letters of credit that are a supporting obligation to Secured Property), bills, patents, patent licenses and other patent rights, patent applications, service marks, trade names and trademarks, copyrights and domain names, all “general intangibles” (as such term is defined in O.C.G.A. § 11‑9‑102(a)(43)) that do not constitute rights in or rights to use software and other intellectual property rights, other than any property referred to in this paragraph which is specifically described in Granting Clause First or Granting Clause Second;
C.all automobiles, buses, trucks, other motor vehicles, truck cranes, tractors, trailers, rolling stock, railcars and similar vehicles and movable equipment, and all parts, tools, accessories and supplies used in connection with any of the foregoing;
D.all vessels, boats, barges and other marine equipment, all airplanes, airplane engines, helicopters and other flight equipment, and all parts, tools, accessories and supplies used in connection with any of the foregoing;
E.all goods, stock in trade, inventory, wares and merchandise acquired or produced for the purpose of resale in the ordinary course of business, all materials and supplies and other personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the business of the Grantor, and all hand and other portable tools and equipment; and all fuel, including nuclear fuel, excluding, however, all nuclear fuel loaded in the reactor cores of the Units and other fuel located on the Premises that is necessary for the operation of the Units or is required by any of the COLs;
F.all timber, coal, ore, gas (natural or otherwise), oil and other minerals and all rights and interests in any of the foregoing, whether or not such minerals or timber shall

Deed to Secure Debt

have been mined, extracted or otherwise separated from the land included in the Secured Property and all electric energy, gas, steam, water and other products purchased by Grantor, or generated or produced by the Additional Unit Properties prior to an Event of Default;
G.all permits, licenses, franchises, leases, contracts, agreements, contract rights and other rights: (1) not specifically subjected or required to be subjected to the lien hereof by the express provisions of this Deed to Secure Debt, whether now owned or hereafter acquired by the Grantor; (2) which by their terms or by reason of applicable law would become void or voidable if granted, conveyed, mortgaged, transferred, assigned or pledged hereunder by the Grantor; (3) which cannot be granted, conveyed, mortgaged, transferred, assigned or pledged by this Deed to Secure Debt without the consent of other parties whose consent is not secured (provided that the lien hereof shall automatically attach to such interest upon securing the applicable party’s(ies’) consent thereto); (4) the granting, conveying, mortgaging, transferring or assigning of which would result in a breach or a default thereof or would permit the termination or cancellation thereof; or (5) which otherwise may not be hereby lawfully and effectively granted, conveyed, mortgaged, transferred and assigned by the Grantor;
H.all property, real, personal and mixed, which is:
(i)not specifically described in the Granting Clause First or Granting Clause Second;
(ii)not specifically subjected or required to be subjected to the lien of this Deed to Secure Debt by any provision hereof; and
(iii)not part of any property specifically subjected or required to be subjected to the lien hereof by the express provisions of this Deed to Secure Debt;
I.any personal property in which the grant of a security interest would be prohibited by applicable law, as confirmed by a legal opinion in form and substance, and from counsel, reasonably satisfactory to Grantee (an “Opinion of Counsel”);
J.all property released pursuant to Article V of this Deed to Secure Debt; and
K.all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid Excepted Property or any part thereof, with the reversion and reversions, remainder and remainders thereof.
TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises being herein collectively called the “Secured Property”), unto the Grantee, and its successors and assigns, forever. For the avoidance of doubt, the Secured Property shall not include the following: (A) all rights and property interests (contractual, statutory, regulatory or otherwise) authorized by law or regulation to be imposed on and collected from the Grantor’s customers, including any and all specific

Deed to Secure Debt

charges and surcharges (nonbypassable or otherwise); (B) the cash proceeds collected, and accounts receivable arising, from such rights and property interests; (C) all rights to assign, sell, convey or otherwise transfer any or all of such rights and property interests in connection with the issuance and sale of any debt obligations the repayment of which is to be secured by any or all of such rights and property interests and the proceeds therefrom; and (D) all cash proceeds from the issuance and sale of any such debt obligations (items (A) through (D), collectively, the “Securitization Property”).
SUBJECT, HOWEVER, to Permitted Liens.
UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article V of this Deed to Secure Debt, and not in limitation of the rights elsewhere provided in this Deed to Secure Debt, including the rights set forth in Article V of this Deed to Secure Debt, the Grantor shall be permitted to possess, use, manage, operate and enjoy the Secured Property.
PROVIDED, HOWEVER, should the indebtedness evidenced by the FFB Promissory Note be Indefeasibly Paid in cash in full (other than unasserted contingent indemnity obligations and other obligations that expressly survive termination of the applicable documents), all commitments of FFB to the Grantor under the Note Purchase Agreement and the other FFB Credit Facility Documents be terminated, and the Grantor shall have Indefeasibly Paid in cash all sums due from the Grantor under the Loan Guarantee Agreement and the other Loan Documents (other than unasserted contingent indemnity obligations and other obligations that expressly survive termination of the applicable documents), then this Deed to Secure Debt shall be cancelled and surrendered, and the Grantee shall execute and deliver to the Grantor such instruments as the Grantor shall require to evidence such cancellation and surrender. The term “Indefeasibly Paid” means paid by the Borrower and with respect to such payment (i) more than 90 days have passed since the date such payment was made without there having been filed any Insolvency Proceeding (as defined in the Loan Guarantee Agreement) with respect to the Borrower, or (ii) in the event any Insolvency Proceeding shall have been filed with respect to such Borrower within 90 days of the date of such payment, no claim of avoidance with respect to such payment under Section 547 of the Bankruptcy Code (as defined in the Owners Direct Agreement) shall have been made before the expiration of the applicable period prescribed in Section 546(a) of the Bankruptcy Code.
This Deed to Secure Debt is intended to operate and is to be construed as a deed passing the title to the Secured Property to Grantee and is made under those provisions of the existing laws of the State relating to deeds to secure debt and is not a mortgage. This Deed to Secure Debt is also a security agreement granting a present and continuing security interest and security title in the portion of the Secured Property constituting personal property or fixtures.
III
GENERAL AGREEMENTS AND COVENANTS
3.1.Payment and Performance. Grantor shall pay promptly as and when due all amounts owing by Grantor in respect of the Secured Obligations at the times and in the manner provided in the Loan Documents and shall perform the obligations of Grantor in full when they

Deed to Secure Debt

are required to be performed pursuant to the Loan Documents, subject to any applicable grace period, cure period or cure right provided for such payment or performance in any Loan Document.
3.2.Other Covenants. Grantor shall comply with any and all covenants applicable to Grantor and the Secured Property set forth in the Loan Documents, subject to any applicable grace period, cure period and cure right provided therefor.
3.3.Uniform Commercial Code.
(a)This Deed to Secure Debt constitutes a Security Agreement as that term is used in the Uniform Commercial Code in the State (the “Code”) with respect to any part of the Secured Property which may or might now or hereafter be or be deemed to be personal property, fixtures or property other than real property (including all replacements thereof, additions thereto and substitutions therefor) (collectively, the “Personal Property Collateral”). Grantor hereby grants to Grantee a security interest in the Personal Property Collateral. All of Grantor’s right, title and interest in the Personal Property Collateral is hereby assigned to Grantee to secure the payment of the Secured Obligations. The Grantor shall and Grantee may cause to be recorded in the county in which the Premises are located, as well as with the applicable offices of the State, such financing statements and fixture filings as shall be necessary or desirable in order to establish, maintain, preserve, protect and continue the validity, perfection and priority of Grantee’s Lien upon the Personal Property Collateral.
(b)At any time after an Event of Default has occurred and shall be continuing, Grantee shall have the remedies of a secured party under the Code, including without limitation the right to take immediate and exclusive possession of the Personal Property Collateral or any part thereof. The remedies of Grantee hereunder are cumulative and the exercise of any one or more of the remedies provided for herein or under the Code shall not be construed as a waiver of any of the other remedies of the Grantee, including having the Personal Property Collateral deemed part of the real property upon any foreclosure so long as any part of the Secured Obligations remains unsatisfied.
3.4.Ownership of the Secured Property.
(a)The Grantor represents and warrants that, at the time of the execution and delivery of this Deed to Secure Debt, the Grantor (i) owns fee simple title to that portion of the Secured Property constituting real property, and (ii) owns valid legal and beneficial or equitable title to that portion of the Secured Property constituting personal property (tangible and intangible) of the Grantor, in each case free and clear of any other Liens of any kind except for Permitted Liens.
(b)The Grantor represents and warrants that the Improvements constituting real property that are part of the Secured Property are located only on the Premises.
(c)The Grantor covenants and agrees that it shall, subject to the provisions of Article V, establish, maintain, preserve, protect and continue the validity, perfection and priority of the lien of this Deed to Secure Debt at all times prior to the date this Deed to Secure Debt is required to be cancelled and surrendered pursuant to Article II.

Deed to Secure Debt

3.5.Further Assurances. Grantor agrees that, upon the request of Grantee from time to time, it will, at Grantor’s sole cost and expense, execute, acknowledge and deliver all such additional instruments and further assurances of title and will do or cause to be done all such further acts and things as may reasonably be necessary to fully effectuate the intent of this Deed to Secure Debt. In the event that Grantor shall fail to do any of the foregoing, after giving effect to any applicable grace period, cure period and cure right provided therefor in any Loan Document, Grantee may, in its sole discretion, do so in the name of Grantor, and Grantor hereby appoints Grantee as its attorney-in-fact to do any of the foregoing.
IV
EVENT OF DEFAULT AND REMEDIES
4.1.Event of Default. The occurrence of an “Event of Default” (as defined in the Loan Guarantee Agreement), shall constitute an “Event of Default” for all purposes under this Deed to Secure Debt. The Secured Obligations shall be subject to acceleration by DOE upon an Event of Default in accordance with the terms of the Loan Guarantee Agreement.
4.2.Foreclosure/Power of Sale. Upon the occurrence and during the continuation of an Event of Default, Grantee shall have the right to foreclose the lien hereof, either by judicial action or by power of sale, for the Secured Obligations or any part thereof and/or exercise any right, power or remedy provided in this Deed to Secure Debt or any of the other Loan Documents. At any such foreclosure, Grantee, at its option, may sell the Secured Property at public sale or sales before the door of the courthouse in the county in which the Secured Property or any part of the Secured Property is situated, to the highest bidder for cash, in order to pay the Secured Obligations, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a legal organ in which Sheriff’s sales are advertised in said county. Grantee may bid for and acquire the Secured Property or any part thereof at any sale made under or by virtue of this Deed to Secure Debt and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the purchase price the unpaid amounts due and owing in respect of the Secured Obligations or any other liabilities after deducting from the sales price the expenses of the sale and the costs of the action or proceedings and any other sums that Grantee is authorized to deduct under this Deed to Secure Debt or applicable law. At any such public sale, Grantee may execute and deliver to the purchaser a conveyance of the Secured Property, and to this end, Grantor hereby constitutes and appoints Grantee the agent and attorney-in-fact of Grantor to make such sale and conveyance, and thereby to divest Grantor of all right, title, interest, equity and equity of redemption that Grantor may have in and to the Secured Property and to vest the same in the purchaser or purchasers at such sale, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Grantor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by dissolution, insolvency or otherwise, and are granted as cumulative of the other remedies provided hereby or by law for collection of the indebtedness secured hereby. In the event of any such foreclosure sale by Grantee, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over. The purchaser or purchasers at such sale (a) must be financially responsible, as determined by Grantee, taking into

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account the remaining obligations at the time of such sale under the Ownership Agreement, the Operating Agreement and the Nuclear Managing Board Agreement, and (b) must become a party or parties to each such agreement, and assume (i) the rights and obligations of Grantor under the Ownership Agreement as a “Participating Party” solely with respect to the portion of Grantor’s “Ownership Interest” in the “Additional Units” (as those terms are defined in the Ownership Agreement) acquired by such purchaser, (ii) the rights and obligations of Grantor under the Operating Agreement solely with respect to the portion of Grantor’s “Ownership Interest” in the “Additional Units” (as those terms are defined in the Operating Agreement) acquired by such purchaser, (iii) the rights and obligations of Grantor under the Declaration of Covenants as an “Additional Units Owner” solely with respect to the portion of Grantor’s ownership interest in the “Additional Units Property” (as those terms are defined in the Declaration of Covenants) acquired by such purchaser, (iv) the rights and obligations of Grantor under the Nuclear Managing Board Agreement solely as a “Participant” with respect to the portion of Grantor’s “Undivided Ownership Interest” in the “Additional Units” and related facilities, equipment, inventory and common facilities (as those terms are defined in the Nuclear Managing Board Agreement) acquired by such purchaser, and (v) the rights and obligations of Grantor under the Development Agreement as a “Participating Party” solely with respect to the portion of Grantor’s ownership interest in the Additional Units (as those terms are defined in the Development Agreement), in each of the foregoing cases (i) through (v) arising from and after the date of such assumption. For the avoidance of doubt, nothing in this Section 4.2 requires or permits Grantee or such purchaser, to accede to (1) the rights and obligations of the Grantor in its capacity as “Agent” under and as defined in the Ownership Agreement, (2) the rights and obligations of the Grantor in its capacity as “Agent” under and as defined in the Operating Agreement, (3) the rights and obligations of the Grantor in its capacity as “Participating Party” with respect to its “Ownership Interest” in the “Existing Units” under and as those terms are defined in the Operating Agreement, (4) the rights and obligations of the Grantor in its capacity as an “Existing Units Owner” under and as defined in the Declaration of Covenants, (5) the rights and obligations of the Grantor in its capacity as “Additional Units Agent” under and as defined in the Declaration of Covenants, (6) the rights and obligations of the Grantor under Paragraph 3(d) of the Declaration of Covenants, (7) the rights and obligations of the Grantor in its capacity as “Participant” with respect to an “Undivided Ownership Interest” in the “Existing Units” under and as those terms are defined in the Nuclear Managing Board Agreement, (8) the rights and obligations of the Grantor in its capacity as “Participant” with respect to an “Undivided Ownership Interest” in “Plant Hatch” under and as those terms are defined in the Nuclear Managing Board Agreement, (9) the rights and obligations of the Grantor in its capacity as “Participants’ Agent” as agent for the other “Participants” in accordance with the “Participation Agreements” under and as those terms are defined in the Nuclear Managing Board Agreement; (10) Grantor’s “Ownership Interest” in the “Existing Units” as those terms are defined in the Operating Agreement; (11) Grantor’s “Undivided Ownership Interest” in the “Existing Units” as those terms are defined in the Nuclear Managing Board Agreement; (12) Grantor’s “Ownership Interest” in “Plant Hatch” as those terms are defined in the Nuclear Managing Board Agreement; and (13) the rights and obligations of the Grantor in its capacity as “Agent” under and as defined in the Development Agreement.
4.3.Sale of Personal Property Collateral. Upon the occurrence and during the continuation of an Event of Default, Grantee may sell the Personal Property Collateral either (a) concurrently with and in conjunction with a sale of the balance of the Secured Property, in

Deed to Secure Debt

which case the provisions of Section 4.2 hereof shall apply to the Personal Property Collateral as well as to the balance of the Secured Property, or (b) separately and apart from the balance of the Secured Property in the form and manner provided by the Code. The Grantor stipulates and agrees that a sale of the Personal Property Collateral as described in the preceding sentence is a commercially reasonable manner of disposing of the Personal Property Collateral. To the extent that the Code shall require prior notice of sale or other disposition of the Personal Property Collateral, ten (10) days written notice shall be deemed to be reasonable notice. Upon the occurrence and during the continuation of an Event of Default, the Grantee also may sell the Personal Property Collateral or any part thereof in one or more parcels at public or private sale for cash or credit or for future delivery, and at such price or prices and upon such other terms as are commercially reasonable or otherwise as is permitted by applicable law. The Grantee shall not be obligated to make any sale of the Personal Property Collateral regardless of a notice of sale having been given. The Grantee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
4.4.Remedies Cumulative and Non-Waiver. No remedy or right of Grantee hereunder, under the Loan Guarantee Agreement or any of the other Loan Documents, or available under applicable law, shall be exclusive of any other right or remedy. Each such remedy or right shall be in addition to every other remedy or right now or hereafter existing under any such document or under applicable law. No delay in the exercise of, or omission to exercise, any remedy or right accruing on the occurrence of any Event of Default shall impair any such remedy or right or be construed to be a waiver of any such Event of Default or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or a different nature, nor shall it extend or affect any grace period, cure period or cure right. Every remedy or right may be exercised concurrently or independently, when and as often as may be deemed expedient by the Grantee. All obligations of Grantor hereunder, and all rights, powers and remedies of Grantee hereunder, shall be in addition to, and not in limitation of, those provided by law or in the Loan Guarantee Agreement, or contained in any of the other Loan Documents or any other written agreement or instrument relating to any of the Secured Obligations or any security therefor.
4.5.Expenses. In any proceeding to foreclose the lien of this Deed to Secure Debt, there shall be allowed and included, as additional indebtedness and/or obligations, including without limitation, reimbursement obligations, in the judgment or decree resulting therefrom, all expenses paid or incurred by or on behalf of Grantee in the protection of the Secured Property and the exercise of Grantee’s rights and remedies hereunder, which expenses may be estimated as to items to be expended after entry of any judgment or decree of foreclosure and prior to foreclosure. Such expenses shall include: reasonable attorney’s fees actually incurred, determined without regard to any statutory presumption, appraiser’s fees, outlays for documentary and expert evidence, stenographer’s charges, publication costs, survey costs, and costs of procuring all abstracts of title, title searches and examinations, title insurance policies, and any similar data and assurances with respect to title to the Secured Property as Grantee may deem reasonably necessary either to prosecute any such proceeding or to evidence to bidders at any sale pursuant to such decree the true condition of the title to or value of the Secured Property or any part thereof. All such expenses shall be due and payable by Grantor upon demand.

Deed to Secure Debt

4.6.Grantee’s Performance of Grantor’s Obligations.
A.    Following the occurrence of an Event of Default and during the continuance thereof, Grantee, either before or after acceleration of the Secured Obligations or before the foreclosure of the lien of this Deed to Secure Debt, may, but shall not be required to (a) make any payment or perform any act herein, in any other Loan Document or any Assigned Agreement which is required of Grantor (whether or not Grantor is personally liable therefor) in any form and manner deemed expedient to Grantee; (b) make full or partial payments of principal or interest on any prior mortgage or encumbrance; (c) purchase, discharge, compromise or settle any tax lien or other prior lien on title or claim thereof, or redeem from any tax sale or forfeiture affecting the Secured Property, or contest any impositions of material Taxes or assessments; and (d) rent, operate, maintain and manage the Additional Unit Properties and Related Facilities and pay operating costs and expenses, including management fees, of every kind and nature in connection therewith, so that the Additional Unit Properties and Related Facilities shall be operational and usable for their intended purposes and perform any obligation of Grantor under the Assigned Agreements or other Secured Property. All monies paid for any of the purposes herein authorized, and all expenses paid or incurred in connection therewith, including attorneys’ fees, shall constitute Secured Obligations, and shall become due and payable upon demand. Grantee, in making any payment hereby authorized: (x) for the payment of impositions of material Taxes or assessments, may do so according to any bill or statement, without inquiry into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof; (y) for the purchase, discharge, compromise or settlement of any other prior lien, may do so without inquiry as to the validity or amount of any claim or lien which may be asserted; or (z) for the rental, operation or management of the Additional Unit Properties and Related Facilities or the payment of operating cost and expenses thereof, may do so in such amounts and to such persons as Grantee may deem appropriate and may enter into such contracts therefor as Grantee may deem appropriate or may perform the same itself. In exercising any of the foregoing rights, Grantee may act as attorney-in-fact or agent of Grantor or in its own name, either personally or by its agents.
B.    Following the occurrence of an Event of Default and during the continuance thereof, Grantee, either before or after acceleration of the Secured Obligations or before the foreclosure of the lien of this Deed to Secure Debt, may, but shall not be required to, continue or complete the construction, furnishing and equipping of the Additional Unit Properties and Related Facilities, including by paying any Completion Costs. The Completion Costs shall be Secured Obligations and shall be payable solely as provided for in Section 4.10 and subject to the provisions of Section 10.20 of the Loan Guarantee Agreement. In exercising any of the foregoing rights, Grantee may act as attorney in fact or agent of Grantor or in its own name, either personally or by its agents.
4.7.Right of Possession. Following the occurrence of an Event of Default and during the continuance thereof, Grantor shall, immediately upon Grantee’s demand, surrender to Grantee, and Grantee shall be entitled to take actual possession of the Secured Property or any part thereof, personally or by its agent or attorneys. Grantee may enter upon and take and maintain possession or may apply to the court in which a foreclosure is pending to be placed in possession of all or any part of the Secured Property, together with all documents, books, records, papers, and accounts of Grantor or the then owner of the Secured Property relating

Deed to Secure Debt

thereto. Grantee may exclude Grantor, solely in its capacity as an owner of an interest in the Additional Unit Properties and the Related Facilities, and any agents and servants from the Secured Property, but Grantee shall not exclude Grantor as “Agent” under either or both of the Ownership Agreement or the Operating Agreement and shall not exclude Grantor in its capacity as an Existing Units Owner (as defined in the Declaration of Covenants). As attorney-in-fact or agent of Grantor or such owner, or in its own name, Grantee may hold, operate, manage, and control all or any part of the Secured Property, either personally or by its agents. Grantee shall have full power to use such measures, legal or equitable, as it may deem proper or necessary to enforce the payment or security of the rents, issues, deposits, profits, and avails of the Secured Property, including actions for recovery of rent, actions in forcible detainer, and actions in distress for rent, all without notice to Grantor.
4.8.Appointment of Receiver. If an Event of Default has occurred and is continuing, Grantee, without regard to the value, adequacy or occupancy of the Secured Property as security for the Secured Obligations, shall be entitled as a matter of right if it so elects to the appointment of a receiver (“Receiver”), either ex parte or upon prior notice to Grantor, and to enter upon and take possession of the Secured Property in the manner it deems appropriate or as the court otherwise may direct. Any such Receiver shall have all the usual powers and duties of receivers in similar cases. This Deed to Secure Debt shall secure the expenses, including without limitation, Receiver’s fees, attorney’s fees, costs and agent’s compensation, which are incurred pursuant to the powers herein contained. The right to enter, take possession of, manage and operate the Secured Property, whether by Receiver or otherwise, shall be cumulative to any other right or remedy and may be exercised concurrently therewith or independently thereof. Grantee or Receiver, as the case may be, shall be liable to account only for such rents, income and other benefits actually received by Grantee or Receiver. Notwithstanding the appointment of Receiver or any other custodian, Grantee shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by, or payable or deliverable under the terms of this Deed to Secure Debt to Grantee and/or the Secured Parties.
4.9.Rescission of Notice of Default. Grantee (on behalf of the Secured Parties) may from time to time rescind any notice of default or notice of sale before any sale as provided above, by executing and delivering to Grantor a written notice of such rescission. The exercise by Grantee of such right of rescission shall not (a) constitute a waiver of any breach or default then existing or subsequently occurring, (b) impair the right of Grantee to execute and deliver to Grantor other declarations or notices of default to satisfy the obligations of this Deed to Secure Debt or the obligations secured hereby, or (c) otherwise affect any provision, covenant or condition of any Loan Document or any of the rights, obligations or remedies of Grantee or the Secured Parties hereunder or thereunder.
4.10.Application of Proceeds. The proceeds of any sale of, and other amounts generated by the holding, leasing, management, operation or other use of the Secured Property, shall be applied by Grantee (or the Receiver, if one is appointed) in the following order unless otherwise required by applicable law:
(a)to the payment of the costs and expenses of taking possession of the Secured Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation: (1) Receiver’s fees and expenses, including the

Deed to Secure Debt

repayment of the amounts evidenced by any Receiver’s certificates; (2) court costs; (3) attorneys’ fees and expenses and accountants’ fees and expenses; and (4) costs of advertisement;
(b)to the payment and performance of the Secured Obligations (other than the Completion Costs), in each case in such manner and order of preference as Grantee in its sole discretion may determine;
(c)upon payment and performance of the Secured Obligations (other than the Completion Costs), to the payment of the Completion Costs; and
(d)to the balance, if any, to the Persons legally entitled thereto.
4.11.Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS DEED TO SECURE DEBT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE GRANTOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS DEED TO SECURE DEBT AND THE OTHER LOAN DOCUMENTS. EACH OF THE PARTIES HERETO REPRESENTS THAT IT HAS DISCUSSED THE WAIVER CONTAINED IN THIS SECTION 4.11 WITH ITS COUNSEL, UNDERSTANDS THE RAMIFICATIONS OF SUCH WAIVER, AND KNOWINGLY AND VOLUNTARILY AGREES TO SUCH WAIVER.
4.12.Grantee’s Compliance with Governmental Rules. Grantee’s exercise of its rights and remedies pursuant to this Article IV shall be in accordance with all applicable Governmental Rules, including, to the extent applicable, receipt of NRC approval for the exercise by Grantee of the applicable right or remedy.
V
POSSESSION AND USE; RELEASES; EMINENT DOMAIN
5.1.Right of Grantor to Possess and Operate the Secured Property.
So long as DOE or its successor shall not have taken possession of the Secured Property in accordance with the Security Documents and applicable Governmental Rules, the Grantor shall have the right to possess, use, manage, operate and enjoy the Secured Property, subject to the provisions of the Loan Documents, including but not limited to the right to sell, exchange or otherwise dispose of, free from the lien of this Deed to Secure Debt, any facilities, machinery, equipment, fixtures, furniture, apparatus, tools or implements, materials or supplies or other similar property being a part of the Secured Property, which shall have become old, inadequate, obsolete, worn out, unfit, unadaptable, unserviceable, undesirable or unnecessary for use in the operations of the Additional Unit Properties and Related Facilities, upon replacing the same by or substituting for the same, other facilities, machinery, equipment, fixtures, furniture, apparatus, tools or implements, materials or supplies or other property not necessarily of the same character and, PROVIDED that the value and utility of the Secured Property as an entirety will not thereby

Deed to Secure Debt

be materially impaired, and which substituted property shall forthwith become, without further action, subject to the lien of this Deed to Secure Debt;
5.2.Dispositions or Releases of the Secured Property Without the Grantee’s Consent. The Grantor shall have the right, at any time and from time to time so long as no Event of Default shall have occurred and be continuing, without the consent or approval of Grantee, to do any of the following:
A.abandon, terminate, cancel, amend, release or make alterations in or substitutions of any contracts, easements, rights-of-way or other agreements subject to the lien of this Deed to Secure Debt, subject to the provisions of Section 7.4 of the Loan Guarantee Agreement, and PROVIDED that any amended, altered or substituted contracts, easements, rights-of-way or other agreements shall forthwith, without further action, become subject to the lien of this Deed to Secure Debt to the same extent as those previously existing;
B.surrender or modify any franchise, right (charter and statutory), power, license, governmental consent or permit subject to the lien of this Deed to Secure Debt which it may own or hold or under which it may be operating, PROVIDED that, in the opinion of the board of directors of the Grantor, the preservation of such franchise, right, power, license, governmental consent or permit is no longer necessary in the construction or operation of the Additional Unit Properties and Related Facilities or any such modification does not adversely affect, in any material respect, the construction or operation of the Additional Unit Properties and Related Facilities, and PROVIDED FURTHER that the exercise of the unilateral right of any municipality or any other political subdivision to terminate a permit, power, license, governmental consent or franchise shall not be deemed to be a surrender or modification of the same;
C.grant, free from the lien of this Deed to Secure Debt, ground leases, rights-of-way and easements over and/or across or in respect of the Premises, or release rights-of-way and easements constituting portions of the Secured Property, PROVIDED that, in the opinion of the board of directors of the Grantor, no such grant will materially impair the construction or operation of the Additional Unit Properties and Related Facilities and no such release shall occur with respect to any right-of-way or easement that is necessary to the construction or operation of the Additional Unit Properties and Related Facilities;
D.sell, exchange or otherwise dispose of, free from the lien of this Deed to Secure Debt, all fuel, including nuclear fuel, excluding, however, all nuclear fuel loaded in the reactor cores of the Units and other fuel located on the Premises that is necessary for the operation of the Units or is required by any of the COLs;
E.demolish, dismantle, tear down, use for scrap or abandon any property in the Secured Property, or abandon any part of the Secured Property other than land and estates in land, if in the opinion of the board of directors of the Grantor such demolition, dismantling, tearing down, scrapping or abandonment is necessary in the construction or operation of the Additional Unit Properties and Related Facilities and the value and utility of the Secured Property, taken as a whole, will not thereby be materially impaired;

Deed to Secure Debt

F.alter, repair, replace, change the location or position of and add to its plants, structures, machinery, systems, equipment, fixtures and appurtenances that are subject to the lien of this Deed to Secure Debt, PROVIDED that no change shall be made in the location of any such property subject to the lien of this Deed to Secure Debt which removes such property into a jurisdiction in which this Deed to Secure Debt and any required financing or continuation statement covering security interests in such property have not been recorded, registered or filed in the manner required by law to preserve the lien of this Deed to Secure Debt on such property or otherwise impairs the lien hereof.
The Grantee shall, from time to time, at Grantor’s written request, execute a written instrument to confirm a release of the lien of this Deed to Secure Debt in connection with any action taken by the Grantor under this Section 5.2, upon receipt by the Grantee of (i) a copy of a resolution certified by an Authorized Official of the Grantor to have been duly adopted by the board of directors of the Grantor and to be in full force and effect on the date of the applicable release, and delivered to the Grantee (a “Board Resolution”), (ii) a Borrower Certificate stating that no Event of Default has occurred and is continuing as of the date of the release and that said action was duly taken in conformity with a designated paragraph of this Section, (iii) an Opinion of Counsel stating that said action was or will be duly taken by the Grantor in conformity with this Section and that the execution of such release by the Grantee is appropriate to confirm the release of the lien of this Deed to Secure Debt with respect to the released Secured Property under this Section, and (iv) reimbursement to the Grantee and DOE of all reasonable costs and expense actually incurred in connection with any such request.
5.3.Eminent Domain.
A.If Grantor desires to sell any or all of the Secured Property to a governmental authority or its designee possessing the power of eminent domain under a threat to exercise the same, the Grantee shall release the property subject to such threat upon being furnished with a Borrower Certificate requesting such release, describing the property to be released and stating that in the opinion of the board of directors of the Grantor, the sale to a governmental authority or its designee possessing the power of eminent domain under a colorable threat to exercise the same is in the best interests of the Grantor.
B.If a court of competent jurisdiction shall enter an order authorizing the taking of any or all of the Secured Property pursuant to an eminent domain proceeding or any or all of the Secured Property shall otherwise be taken pursuant to the power of eminent domain, the Grantee shall release the property subject to the order from the lien of this Deed to Secure Debt upon being furnished with a Borrower Certificate requesting such release, describing the property to be released, stating that such property has been taken pursuant to an eminent domain proceeding or any or all of the Secured Property shall otherwise be taken pursuant to eminent domain, and attaching a copy of the order or such other documentation that evidences such taking through the power of eminent domain.
5.4.Written Disclaimer of Grantee.
In case the Grantor proposes to sell, exchange or otherwise dispose of or has sold, exchanged or otherwise disposed of any property not subject to the lien hereof and the recipient

Deed to Secure Debt

thereof requests the Grantor to furnish a written disclaimer or quitclaim by the Grantee of any interest in such property under this Deed to Secure Debt, the Grantee shall at Grantor’s expense execute such an instrument without substitution of other property or cash upon receipt by the Grantee of:
A.a written request signed in the name of the Grantor by an Authorized Official of the Grantor (a “Grantor Request”) for the execution of such disclaimer or quitclaim and transmitting therewith a form of instrument to effect such disclaimer or quitclaim;
B.a Borrower Certificate which shall identify the sale, exchange or other disposition or proposed sale, exchange or other disposition, describe the property sold or to be sold, exchanged or otherwise disposed of, state that such property is not subject to the lien of this Deed to Secure Debt, and state that the recipient of such property has requested a written disclaimer or quitclaim by the Grantee;
C.an Opinion of Counsel, which shall also state that such property is not subject to the lien hereof and not required to be subjected thereto by any of the provisions hereof; and
D.reimbursement to the Grantee and DOE of all reasonable costs and expense actually incurred in connection with any such Grantor Request.
5.5.Powers Exercisable Notwithstanding Event of Default.
If an Event of Default has occurred and is continuing and the Grantor remains in possession of all or substantially all of the Secured Property, the Grantor may exercise the powers conferred upon it in this Article (even though it would otherwise be prohibited from doing so while an Event of Default is continuing as provided therein), if the Grantee in its discretion (based upon such opinions and certifications as the Grantee deems necessary), shall specifically consent to such action, in which event none of the instruments required to be furnished to the Grantee under this Article as a condition to the exercise of such powers need state that no Event of Default has occurred and is continuing as provided therein. Notwithstanding the foregoing, Grantee’s consent shall not be required to effectuate a release of all nuclear fuel loaded in the reactor cores of the Units pursuant to the foregoing provisions of this paragraph prior to the earliest date on which (a) Grantee, its agent, DOE, or a trustee or Receiver lawfully appointed shall take possession of all or substantially all of the Secured Property, or (b) the Secured Property shall be sold upon a foreclosure of the lien hereof.
5.6.Powers Exercisable by Grantee or Receiver.
In case all or substantially all of the Secured Property shall be in the possession of a trustee or Receiver lawfully appointed, the powers hereinbefore in this Article conferred upon the Grantor with respect to the sale, exchange or other disposition and release of the Secured Property may be exercised by such trustee or Receiver (with the consent of the Grantee, in its sole discretion), in which case a written request signed by such Receiver or trustee shall be deemed the equivalent of any Board Resolution or Grantor Request required by this Article and a certificate signed by such trustee or Receiver shall be deemed the equivalent of any Borrower

Deed to Secure Debt

Certificate required by this Article and such certificate need not state that no Event of Default has occurred and is continuing.
5.7.Purchaser Protected.
No purchaser or other recipient in good faith of property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Grantee to execute the release or to inquire as to the satisfaction of any conditions herein prescribed for the exercise of such authority. No purchaser or other recipient in good faith of any property or rights permitted by this Article to be sold, exchanged or otherwise disposed of by the Grantor shall be under any obligation to ascertain or inquire into the authority of the Grantor to make any such sale, exchange or other disposition. Grantee may execute a release in connection with this Article V of this Deed to Secure Debt upon satisfaction of the conditions necessary to effectuate such release and any such release shall be sufficient for the purpose of this Deed to Secure Debt and shall constitute a good and valid release of the property therein described from the lien hereof.
VI
MISCELLANEOUS
6.1.Notices. Any notice or other communication required or permitted to be given under this Deed to Secure Debt shall be given or sent, deemed received and otherwise governed in accordance with the Collateral Agency Agreement.
6.2.Time of Essence. Time is of the essence of this Deed to Secure Debt.
6.3.Covenants Run with Land. All of the covenants of this Deed to Secure Debt shall run with the land comprising the Secured Property.
6.4.Governing Law. This Deed to Secure Debt shall be governed by and shall be construed and enforced in accordance with the laws of the State.
6.5.Severability. If any provision of this Deed to Secure Debt, or any paragraph, sentence, clause, phrase, or word, or their application, in any circumstance, is held invalid, the validity of the remainder of this Deed to Secure Debt shall be construed as if such invalid part were never included.
6.6.Non-Waiver. Unless expressly provided in this Deed to Secure Debt to the contrary, no consent or waiver, express or implied, by any party, to or of any breach or default by any other party shall be deemed a consent to or waiver of the performance by such defaulting party of any other obligations or the performance by any other party of the same, or of any other, obligations.
6.7.Headings. The headings of sections and paragraphs in this Deed to Secure Debt are for convenience or reference only and shall not be construed in any way to limit or define the content, scope, or intent of the provisions.

Deed to Secure Debt

6.8.Grammar. As used in this Deed to Secure Debt, the singular shall include the plural, and masculine, feminine, and neuter pronouns shall be fully interchangeable, where the context so requires.
6.9.Successors and Assigns. This Deed to Secure Debt shall be binding upon and inure to the benefit of Grantor and Grantee, and their respective successors, assigns, legal representatives, and all other persons or entities claiming under or through such party.
6.10.Mortgagee in Possession. Nothing contained in this Deed to Secure Debt shall be construed as constituting Grantee a mortgagee in possession in the absence of the actual taking of possession of the Secured Property.
6.11.Incorporation of Loan Guarantee Agreement; No Conflicts. The terms of the Loan Guarantee Agreement are incorporated by reference herein as though set forth in full detail. In the event of any conflict between the terms and provisions of this Deed to Secure Debt and the Loan Guarantee Agreement, the terms and provisions of the Loan Guarantee Agreement shall control.
6.12.No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Deed to Secure Debt. In the event an ambiguity or question of intent or interpretation arises, this Deed to Secure Debt shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of this Deed to Secure Debt.
6.13.Intentionally omitted.
6.14.Compliance with Applicable Law. Notwithstanding any provision of this Deed to Secure Debt to the contrary, in the event that any provision in this Deed to Secure Debt shall violate any provision of State law regarding foreclosure (the “State Foreclosure Law”), the provisions of the State Foreclosure Law shall take precedence over such provision of this Deed to Secure Debt, but shall not invalidate or render unenforceable any other provision of this Deed to Secure Debt that can be construed in a manner consistent with State Foreclosure Law.
6.15.Secured Obligations to Include Judgments. The obtaining of any judgment by Grantee and/or the Secured Parties (other than a judgment foreclosing this Deed to Secure Debt) and any levy of any execution under any such judgment upon the Secured Property shall not affect in any manner or to any extent the lien of this Deed to Secure Debt upon the Secured Property or any part thereof, or any liens, powers, rights and remedies of Grantee and/or the Secured Parties hereunder, but such liens, powers, rights and remedies shall continue unimpaired as before until the judgment or levy is satisfied. Furthermore, Grantor acknowledges and agrees that the Secured Obligations are secured by the Secured Property from the time of execution of this Deed to Secure Debt. Grantor specifically acknowledges and agrees that, in certain circumstances, the Secured Property, in and of itself, if foreclosed or realized upon might not be sufficient to satisfy the outstanding amount of the Secured Obligations. Accordingly, Grantor acknowledges that Grantor will remain liable for any deficiency judgments with respect to the Secured Obligations in addition to any amounts Grantee and/or the Secured Parties may realize on sales of other property or any other collateral given as security for the Secured Obligations.

Deed to Secure Debt

Specifically, and without limitation of the foregoing, it is agreed that it is the intent of the parties hereto that in the event of a judicial foreclosure of this Deed to Secure Debt, that the Secured Obligations shall not be deemed merged into any judgment of foreclosure, but shall rather remain outstanding to the fullest extent permitted by applicable law.
6.16.Survival. If the Secured Property is released from this Deed to Secure Debt, any of the terms and provisions of this Deed to Secure Debt that expressly survive pursuant to the terms of this Deed to Secure Debt shall nevertheless survive the release or satisfaction of this Deed to Secure Debt, whether voluntarily granted by Grantee or the Secured Parties, as a result of a judgment upon judicial foreclosure of this Deed to Secure Debt, as a result of a non-judicial foreclosure of the Secured Property pursuant to this Deed to Secure Debt or in the event a deed in lieu of foreclosure is granted by Grantor to Grantee and/or the Secured Parties.
6.17.WAIVER OF GRANTOR’S RIGHTS. BY EXECUTION OF THIS DEED TO SECURE DEBT, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE SECURED OBLIGATIONS AND THE POWER OF ATTORNEY GIVEN HEREIN TO GRANTEE TO SELL THE PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE (EXCEPT AS OTHERWISE PROVIDED HEREIN); (B) EXCEPT TO THE EXTENT PROVIDED OTHERWISE HEREIN, WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO GRANTEE; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS DEED TO SECURE DEBT AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS DEED TO SECURE DEBT; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION.
6.18.Security Title. Any reference herein to the term “lien”, “Lien” or words of similar import shall be deemed also to mean “security title” and “security interest” of this Deed to Secure Debt.
6.19.Future Advances. This Deed to Secure Debt secures not only present indebtedness but also future advances, whether such future advances are obligatory or are to be made at the option of the Secured Parties, or otherwise, and the Lien securing such future advances shall relate to the date of this Deed to Secure Debt and have the same priority as the Lien securing loans made on the date hereof. The amount of indebtedness secured hereby may increase or decrease from time to time, and the rate or rates of interest payable may vary from time to time.
6.20.Completion Costs. Grantee acknowledges and agrees that upon the occurrence of any default or Event of Default under this Deed to Secure Debt or other Loan Document the

Deed to Secure Debt

payment of the Completion Costs shall be made solely as provided for in Section 4.10(c) of this Deed to Secure Debt and subject to the provisions of Section 10.20 of the Loan Guarantee Agreement.
6.21.Owner Documents. Notwithstanding any provision of this Deed to Secure Debt to the contrary, Grantee acknowledges and agrees (a) that prior to and in connection with any sale of Secured Property by judicial action or power of sale, whether under or pursuant to the provisions of Section 4.2, Section 4.3, Section 4.4 or otherwise, Grantee must comply with the provisions of Section 4.2(g) of the Ownership Agreement as amended by the Owners Direct Agreement, (b) that prior to any sale of Secured Property by judicial action or power of sale pursuant to the provisions of Section 4.2, Section 4.3, Section 4.4 or otherwise, Grantee’s rights, whether directly or indirectly through a receiver, to take possession of such Secured Property or make any payments or perform any obligations on behalf of Grantor with respect to such Secured Property, must be exercised in accordance with the Owner Documents as amended by (or otherwise as agreed in) the Owners Direct Agreement, and (c) the purchaser of any Secured Property at any sale by judicial action or power of sale, whether under or pursuant to the provisions of Section 4.2, Section 4.3, Section 4.4 or otherwise, will acquire such Secured Property subject to the Owner Documents, as amended by the Owners Direct Agreement, and, in accordance with the last sentence of Section 4.2, must accede to (i) the rights and obligations of Grantor under the Ownership Agreement as a “Participating Party” solely with respect to the portion of Grantor’s “Ownership Interest” in the “Additional Units” (as those terms are defined in the Ownership Agreement) acquired by such purchaser, (ii) the rights and obligations of Grantor under the Operating Agreement solely with respect to the portion of Grantor’s “Ownership Interest” in the “Additional Units” (as those terms are defined in the Operating Agreement) acquired by such purchaser, (iii) the rights and obligations of Grantor under the Declaration of Covenants as an “Additional Units Owner” solely with respect to the portion of Grantor’s ownership interest in the “Additional Units Property” (as those terms are defined in the Declaration of Covenants) acquired by such purchaser, (iv) the rights and obligations of Grantor under the Nuclear Managing Board Agreement solely as a “Participant” with respect to the portion of Grantor’s “Undivided Ownership Interest” in the “Additional Units” and related facilities, equipment, inventory and common facilities (as those terms are defined in the Nuclear Managing Board Agreement) acquired by such purchaser, and (v) the rights and obligations of Grantor under the Development Agreement as a “Participating Party” solely with respect to the portion of Grantor’s ownership interest in the Additional Units (as those terms are defined in the Development Agreement), in each of the foregoing cases (i) through (v) arising from and after the date of such assumption. For the avoidance of doubt, nothing in this Section 6.21 requires or permits Grantee, under (a) or (b) above, or such purchaser, under (c) above, to accede to (1) the rights and obligations of the Grantor in its capacity as “Agent” under and as defined in the Ownership Agreement, (2) the rights and obligations of the Grantor in its capacity as “Agent” under and as defined in the Operating Agreement, (3) the rights and obligations of the Grantor in its capacity as “Participating Party” with respect to its “Ownership Interest” in the “Existing Units” under and as those terms are defined in the Operating Agreement, (4) the rights and obligations of the Grantor in its capacity as an “Existing Units Owner” under and as defined in the Declaration of Covenants, (5) the rights and obligations of the Grantor in its capacity as “Additional Units Agent” under and as defined in the Declaration of Covenants, (6) the rights and obligations of the Grantor under Paragraph 3(d) of the Declaration of Covenants, (7) the rights and obligations of the Grantor in its capacity as “Participant” with respect to an

Deed to Secure Debt

“Undivided Ownership Interest” in the “Existing Units” under and as those terms are defined in the Nuclear Managing Board Agreement, (8) the rights and obligations of the Grantor in its capacity as “Participant” with respect to an “Undivided Ownership Interest” in “Plant Hatch” under and as those terms are defined in the Nuclear Managing Board Agreement, and (9) the rights and obligations of the Grantor in its capacity as “Participant’s Agent” as agent for the other “Participants” in accordance with the “Participation Agreements” under and as those terms are defined in the Nuclear Managing Board Agreement; (10) Grantor’s “Ownership Interest” in the “Existing Units” as those terms are defined in the Operating Agreement; (11) Grantor’s “Undivided Ownership Interest” in the “Existing Units” as those terms are defined in the Nuclear Managing Board Agreement; (12) Grantor’s “Ownership Interest” in “Plant Hatch” as those terms are defined in the Nuclear Managing Board Agreement; and (13) the rights and obligations of the Grantor as “Agent” under the Development Agreement.
6.22.Fixture Filing.  Certain of the Secured Property is or will become “fixtures” (as that term is defined in the Code), and this Deed to Secure Debt, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of the Code upon such of the Secured Property that is or may become fixtures.
(SIGNATURE PAGE FOLLOWS)

Deed to Secure Debt

Deed to Secure Debt

IN WITNESS WHEREOF, Grantor has duly signed and delivered this Deed to Secure Debt as of the date first above written.

Signed, sealed and delivered in the presence of the following witnesses: /s/ Jessica N. Ackel Unofficial Witness /s/ Angel R. Robinson Notary Public (NOTARY SEAL) My Commission Expires: 9-30-14

GRANTOR:

GEORGIA POWER COMPANY, a Georgia corporation

By: /s/ W. Ron Hinson
Name: W. Ron Hinson
Title: Executive Vice President, Chief Financial Officer and Treasurer

Attest: /s/ Laura I. Patterson
Name: Laura I. Patterson
Title: Comptroller and Assistant Secretary

(CORPORATE SEAL)

[Signature Page to Deed to Secure Debt]

Deed to Secure Debt

EXHIBIT A
LEGAL DESCRIPTION
ALL THAT TRACT OR PARCEL OF LAND lying and being in G.M.D. 66, Burke County, Georgia, being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, begin at the concrete monument found marked "VNP-10", said concrete monument found having Plant Vogtle Plant Grid System coordinates of North 2999.146 feet, East 6076.479 feet and Georgia State Plane Coordinates [East Zone] of North 1138093.720 feet, East 776288.384 feet; thence run north 28 degrees 16 minutes 50 seconds west a distance of 2272.05 feet to a point (Reference Point #1) having Plant Vogtle Plant Grid System coordinates of North 5000.00 feet, East 5000.00 feet and Georgia State Plane Coordinates [East Zone] of North 1140094.311 feet, East 775212.126 feet (Reference Point #1 also being located North 27 degrees 32 minutes 17 seconds West a distance of 2426.79 feet from the point formed by the intersection of the centerlines of River Road and Ebenezer Church Road); thence run North 63 degrees 26 minutes 06 seconds East a distance of 447.21 feet to a point (Tie Point 9), said point having Plant Vogtle Plant Grid System coordinates of North 5200.00 feet, East 5400.00 feet and Georgia State Plane Coordinates [East Zone] of North 1140294.276 feet, East 775612.099 feet, and said point being the TRUE POINT OF BEGINNING. FROM THE TRUE POINT OF BEGINNING AS THUS ESTABLISHED, thence running North 00 degrees 00 minutes 00 seconds West a distance of 4500.00 feet to a point, said point having Plant Vogtle Plant Grid System coordinates of North 9700.00 feet, East 5400.00 feet and Georgia State Plane Coordinates [East Zone] of North 1144793.871 feet, East 775612.288 feet; thence running North 90 degrees 00 minutes 00 seconds East a distance of 3200.00 feet to a point, said point having Plant Vogtle Plant Grid System coordinates of North 9700.00 feet, East 8600.00 feet and Georgia State Plane Coordinates [East Zone] of North 1144793.736 feet, East 778812.000 feet; thence running South 00 degrees 00 minutes 00 seconds East a distance of 1000.00 feet to a point, said point having Plant Vogtle Plant Grid System coordinates of North 8700.00 feet, East 8600.00 feet and Georgia State Plane Coordinates [East Zone] of North 1143793.826 feet, East 778811.958 feet; thence running North 90 degrees 00 minutes 00 seconds East a distance of 300.00 feet to a point, said point having Plant Vogtle Plant Grid System coordinates of North 8700.00 feet, East 8900.00 feet and Georgia State Plane Coordinates [East Zone] of North 1143793.814 feet, East 779111.931 feet; thence running South 00 degrees 00 minutes 00 seconds East a distance of 2800.00 feet to a point, said point having Plant Vogtle Plant Grid System coordinates of North 5900.00 feet, East 8900.00 feet and Georgia State Plane Coordinates [East Zone] of North 1140994.066 feet, East 779111.813 feet; thence running South 50 degrees 31 minutes 39 seconds West a distance of 1101.14 feet to a point, said point having Plant Vogtle Plant Grid System coordinates of North 5200.00 feet, East 8050.00 feet and Georgia State Plane Coordinates [East Zone] of North 1140294.164 feet, East 778261.860 feet; thence running North 90 degrees 00 minutes 00 seconds West a distance of 2650.00 feet to a point, said point being the TRUE POINT OF BEGINNING; said tract containing 358.70 acres, more or less, all as shown on that certain ALTA/ACSM Land Title Survey Plant Vogtle 3 & 4 for Georgia Power Company, Oglethorpe Power Corporation, Municipal Electric Authority of Georgia, City of Dalton, Chicago Title Insurance Company, U.S. Department of Energy, and PNC Bank National Association, d/b/a Midland Loan Services, Inc, a

A-1
Deed to Secure Debt

Division of PNC Bank, National Association, Georgia Power Drawing Number P319-3, dated March 14, 2013, prepared by Lowe Engineers, and certified November 22, 2013, by Donald C. Sherrill, Georgia Registered Land Surveyor No. 2358.

TOGETHER WITH the easements benefitting the above described property under and pursuant to that certain Declaration of Covenants and Cross-Easements for Vogtle Additional Units by Georgia Power Company, a Georgia corporation, Oglethorpe Power Corporation (An Electric Membership Corporation), Municipal Electric Authority of Georgia, a public body corporate and politic and City of Dalton, Georgia, an incorporated municipality of the State of Georgia, acting by and through the Board of Water, Light and Sinking Fund Commissioners of the City of Dalton, Georgia, dated as of April 21, 2006, filed for record May 15, 2006 at 3:27 p.m., recorded in Deed Book 598, Page 35, Burke County, Georgia Records; as amended by that certain Omnibus Amendment Regarding Plant Vogtle Additional Units Description by and between Georgia Power Company, a Georgia corporation, Oglethorpe Power Corporation (An Electric Membership Corporation), an electric membership corporation organized and existing under the Georgia Electric Membership Corporation Act, Municipal Electric Authority of Georgia, a public body corporate and politic and City of Dalton, Georgia, an incorporated municipality of the State of Georgia, acting by and through the Board of Water, Light and Sinking Fund Commissioners of the City of Dalton, Georgia, d/b/a Dalton Utilities, dated as of December 1, 2013, recorded or to be recorded in the aforesaid Records; as further amended by that certain Amendment to Declaration of Covenants and Cross-Easements for Vogtle Additional Units by and between Georgia Power Company, a Georgia corporation, Oglethorpe Power Corporation (An Electric Membership Corporation), an electric membership corporation organized and existing under the Georgia Electric Membership Corporation Act, Municipal Electric Authority of Georgia, a public body corporate and politic organized and existing under Section 46-3-110, et seq., of the Official Code of Georgia Annotated, and City of Dalton, Georgia, an incorporated municipality of the State of Georgia, acting by and through the Board of Water, Light and Sinking Fund Commissioners of the City of Dalton, Georgia, d/b/a Dalton Utilities, dated as of December 18, 2013, recorded or to be recorded in the aforesaid Records.

A-2
Deed to Secure Debt

EXHIBIT B
ASSIGNED AGREEMENTS
1.    the EPC Contract;
2.    the Westinghouse Fuel Assembly Agreement;
3.    the Fuel Disposal Agreements (other than those to be entered into after the Guarantee Issuance Date);
4.    the Nuclear Operating Agreement;
5.    the Software License;
6.    the Development Agreement;
7.    the Nuclear Managing Board Agreement;
8.    the Borrower’s rights under the Southern Nuclear Direct Agreement (including pursuant to Section 2.07 (License) thereof);
9.    the Ownership Agreement;
10.    the Declaration of Covenants;
11.    the Cost Allocation Procedures;
12.    the Operating Agreement;
13.    the Letter Agreement for Construction Services;
14.    the Toshiba Guarantee;
15.    the Shaw Guarantee; and
16.    the Additional Project Documents (including Grantor’s rights under leases of nuclear fuel, if any)

B
Deed to Secure Debt

EXHIBIT C
PERMITTED LIENS
“Permitted Liens” means:
I.    Liens Imposed by Governmental Rule.
A.    liens for taxes, assessments and other governmental charges not delinquent;
B.    liens for taxes, assessments and other governmental charges already delinquent which are currently being contested in good faith by appropriate proceedings and with respect to which the Grantor shall have set aside on its books adequate reserves;
C.    mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s, contractors’, subcontractors’ and carriers’ liens and other similar liens arising in the ordinary course of business or incident to current construction for charges which (i) are not delinquent or (ii) are being contested in good faith and have not proceeded to final non-appealable judgment and with respect to which the Grantor shall have set aside on its books adequate reserves;
D.    liens in respect of judgments or awards with respect to which there exists a stay of execution pending such appeal or proceedings for review and with respect to which the Grantor shall in good faith currently be prosecuting an appeal or proceedings for review and shall have set aside on its books adequate reserves;
E.    to the extent arising by operation of law or required by law or governmental regulation, liens or privileges of any employees of the Grantor for salary or wages earned but not yet payable and with respect to which the Grantor shall have set aside on its books adequate reserves;
F.    to the extent arising by operation of law or required by law or governmental regulation, liens for worker’s compensation awards which are not delinquent or which are being contested in good faith by appropriate proceedings and with respect to which the Grantor shall have set aside on its books adequate reserves;
G.    any lien or other matter required by law or governmental regulation as a condition to the completion or operation of the Project for amounts which are not delinquent and with respect to which the Grantor shall have set aside on its books adequate reserves;
H.    any lien or other matter required by law or governmental regulation to enable the Grantor to maintain self-insurance or to participate in any funds established to cover any insurance risks or in connection with worker’s compensation, unemployment insurance, retirement pensions or other social security, or to share in the privileges or benefits required for companies participating in such arrangements, in each case for amounts which are not delinquent and with respect to which the Grantor shall have set aside on its books adequate reserves;
I.    controls, restrictions, obligations, duties and/or other burdens imposed by federal, state, municipal or other law or other governmental regulation, license or permit, upon the

Deed to Secure Debt

Secured Property or any part thereof or the operation or use thereof or upon the Grantor with respect to the Secured Property or any part thereof or the operation or use thereof with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in governmental authorities to impose any such controls, restrictions, obligations, duties and/or other burdens;
J.    any restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee (or be exempt from such requirement), in each case imposed by the Nuclear Regulatory Commission or any other Governmental Authority, provided, however, that the Grantor shall promptly notify DOE upon obtaining Knowledge of the imposition of any such restrictions or requirements by any non-federal Governmental Authority and shall use commercially reasonable efforts to cooperate with the Secured Parties and such Governmental Authority in connection with the Secured Parties’ efforts to challenge, or seek clarification from or discussions with such Governmental Authority with respect to the relevant restrictions or requirements;
K.    ordinances establishing assessments for sewer, lighting or other local improvement districts;
II.    Liens Recorded Prior to the Recordation of this Deed to Secure Debt.
A.    All matters pursuant to or in accordance with that certain Plant Alvin W. Vogtle Nuclear Units One and Two Purchase and Ownership Participation Agreement, dated August 27, 1976 beginning in Deed Book 107, Page 287, Burke County, Georgia Records, attached as Exhibit “D” to that certain General Warranty Deed and Bill of Sale from Georgia Power Company, a Georgia corporation to Municipal Electric Authority of Georgia, a public body corporate and politic and a public corporation of the State of Georgia, dated January 27, 1977, filed for record January 27, 1977 at 11:32 a.m., recorded in Deed Book 107, Page 247, aforesaid Records; as amended by the following instruments but not limited to these:
(a)    As amended January 18, 1977 referred to in that certain Plant Vogtle Owners Agreement Authorizing Development, Construction, Licensing and Operation of Additional Generating Units by and between Georgia Power Company, Oglethorpe Power Corporation, the Municipal Electric Authority of Georgia and the City of Dalton, Georgia acting by and through the Board of Water, Light and Sinking Fund Commissioners of the City of Dalton, Georgia, dated May 13, 2005, filed for record May 25, 2005 at 12:05 p.m., recorded in Deed Book 547, Page 1, aforesaid Records;
(b)    As amended February 24, 1977 referred to in that certain Plant Vogtle Owners Agreement Authorizing Development, Construction, Licensing and Operation of Additional Generating Units by and between Georgia Power Company, Oglethorpe Power Corporation, the Municipal Electric Authority of Georgia and the City of Dalton, Georgia acting by and through the Board of Water, Light and Sinking Fund Commissioners of the City of Dalton, Georgia, dated May 13, 2005, filed for record May 25, 2005 at 12:05 p.m., recorded in Deed Book 547, Page 1, aforesaid Records;

Deed to Secure Debt

(c)    As amended November 16, 1983 referred to in that certain General Warranty Deed and Bill of Sale from Georgia Power Company, a Georgia corporation to Municipal Electric Authority of Georgia, a public body corporate and politic and an instrumentality of the State of Georgia, dated March 14, 1984, filed for record March 15, 1984 at 12:10 p.m., recorded in Deed Book 138, Page 405, aforesaid Records.
(d)    Purchase, Amendment, Assignment and Assumption Agreement by and between Georgia Power Company and Municipal Electric Authority of Georgia, dated April 9, 1985, as amended, referred to in that certain Plant Vogtle Owners Agreement Authorizing Development, Construction, Licensing and Operation of Additional Generating Units by and between Georgia Power Company, Oglethorpe Power Corporation, the Municipal Electric Authority of Georgia and the City of Dalton, Georgia acting by and through the Board of Water, Light and Sinking Fund Commissioners of the City of Dalton, Georgia, dated May 13, 2005, filed for record May 25, 2005 at 12:05 p.m., recorded in Deed Book 547, Page 1, aforesaid Records;
B.    the Owner Documents, including without limitation, the following:
(a)    Plant Vogtle Owners Agreement Authorizing Development, Construction, Licensing and Operation of Additional Generating Units by and between Georgia Power Company, Oglethorpe Power Corporation, the Municipal Electric Authority of Georgia and the City of Dalton, Georgia acting by and through the Board of Water, Light and Sinking Fund Commissioners of the City of Dalton, Georgia, dated May 13, 2005, filed for record May 25, 2005 at 12:05 p.m., recorded in Deed Book 547, Page 1, aforesaid Records; as amended by that certain Amendment No. 1 to Plant Vogtle Owners Agreement Authorizing Development, Construction, Licensing and Operation of Additional Generating Units by and between Georgia Power Company, Oglethorpe Power Corporation (An Electric Membership Corporation), Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of April 21, 2006, filed for record May 15, 2006 at 3:27 p.m., recorded in Deed Book 598, Page 230, aforesaid Records; as further amended by that certain Amendment No. 2 to Plant Vogtle Owners Agreement Authorizing Development, Construction, Licensing and Operation of Additional Generating Units by and between Georgia Power Company, Oglethorpe Power Corporation (An Electric Membership Corporation), Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of April 8, 2008, filed for record September 10, 2008 at 12:17 p.m., recorded in Deed Book 714, Page 271, aforesaid Records; as further amended by that certain Omnibus Amendment Regarding Plant Vogtle Additional Units Description by and between Georgia Power Company, a Georgia corporation, Oglethorpe Power Corporation (An Electric Membership Corporation), an electric membership corporation organized and existing under the Georgia Electric Membership Corporation Act, Municipal Electric Authority of Georgia, a public body corporate and politic and City of Dalton, Georgia, an incorporated municipality of the State of Georgia, acting by and through the Board of Water, Light and Sinking Fund Commissioners of the City of Dalton, Georgia, d/b/a Dalton Utilities, dated as of December 1, 2013, filed for record __________ __ , 2014 at__: __ __.m., recorded in Deed Book __ , Page __ , aforesaid Records; as affected by that certain Agreement and Amendment No. 3 to Plant Vogtle Owners Agreement Authorizing Development, Construction, Licensing and Operation of Additional Generating Units by and between Georgia Power Company, Oglethorpe Power Corporation (An Electric Membership Corporation), Municipal Electric Authority of Georgia,

Deed to Secure Debt

City of Dalton, Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners d/b/a Dalton Utilities, MEAG Power SPVJ LLC, MEAG Power SPVP LLC and MEAG Power SPVM LLC, dated as of the date hereof, filed for record __________ __ , 2014 at__: __ __.m., recorded in Deed Book __ , Page __ , aforesaid Records;
(b)    Plant Alvin W. Vogtle Nuclear Units Amended and Restated Operating Agreement by and between Georgia Power Company, a Georgia corporation, Oglethorpe Power Corporation (An Electric Membership Corporation), Municipal Electric Authority of Georgia and City of Dalton, Georgia, an incorporated municipality in the State of Georgia, acting by and through the Board of Water, Light and Sinking Fund Commissioners, dated as of April 21, 2006, filed for record May 15, 2006 at 3:27 p.m., recorded in Deed Book 598, Page 240, aforesaid Records; as amended by that certain Amendment No. 1 to Plant Alvin W. Vogtle Nuclear Units Amended and Restated Operating Agreement by and between Georgia Power Company, a Georgia corporation, Oglethorpe Power Corporation (An Electric Membership Corporation), Municipal Electric Authority of Georgia and City of Dalton, Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners d/b/a Dalton Utilities, dated as of April 8, 2008, filed for record September 10, 2008 at 12:20 p.m., recorded in Deed Book 714, Page 278, aforesaid Records; as further amended by that certain Omnibus Amendment Regarding Plant Vogtle Additional Units Description by and between Georgia Power Company, a Georgia corporation, Oglethorpe Power Corporation (An Electric Membership Corporation), an electric membership corporation organized and existing under the Georgia Electric Membership Corporation Act, Municipal Electric Authority of Georgia, a public body corporate and politic and City of Dalton, Georgia, an incorporated municipality of the State of Georgia, acting by and through the Board of Water, Light and Sinking Fund Commissioners of the City of Dalton, Georgia, d/b/a Dalton Utilities, dated as of December 1, 2013, filed for record __________ __ , 2014 at __: __ __.m., recorded in Deed Book ___ , Page __ , aforesaid Records; as affected by that certain Agreement and Amendment No. 2 to Plant Alvin W. Vogtle Nuclear Units Amended and Restated Operating Agreement by and between Georgia Power Company, Oglethorpe Power Corporation (An Electric Membership Corporation), Municipal Electric Authority of Georgia, City of Dalton, Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners d/b/a Dalton Utilities, MEAG Power SPVJ LLC, MEAG Power SPVP LLC and MEAG Power SPVM LLC, dated as of the date hereof, filed for record __________ __ , 2014 at__: __ __.m., recorded in Deed Book __ , Page __ , aforesaid Records;
(c)    Declaration of Covenants and Cross-Easements for Vogtle Additional Units by Georgia Power Company, a Georgia corporation, Oglethorpe Power Corporation (An Electric Membership Corporation), Municipal Electric Authority of Georgia, a public body corporate and politic and City of Dalton, Georgia, an incorporated municipality of the State of Georgia, acting by and through the Board of Water, Light and Sinking Fund Commissioners of the City of Dalton, Georgia, dated as of April 21, 2006, filed for record May 15, 2006 at 3:27 p.m., recorded in Deed Book 598, Page 35, aforesaid Records; as amended by that certain Omnibus Amendment Regarding Plant Vogtle Additional Units Description by and between Georgia Power Company, a Georgia corporation, Oglethorpe Power Corporation (An Electric Membership Corporation), an electric membership corporation organized and existing under the Georgia Electric Membership Corporation Act, Municipal Electric Authority of Georgia, a public body corporate and politic and City of Dalton, Georgia, an incorporated municipality of the State of Georgia, acting by and through the Board of Water, Light and Sinking Fund

Deed to Secure Debt

Commissioners of the City of Dalton, Georgia, d/b/a Dalton Utilities, dated as of December 1, 2013, filed for record __________ __ , 2014 at__: __ __.m., recorded in Deed Book ___ , Page __ , aforesaid Records; as further amended by that certain Amendment to the Declaration of Covenants and Cross-Easements for Vogtle Additional Units by Georgia Power Company, a Georgia corporation, Oglethorpe Power Corporation (An Electric Membership Corporation), Municipal Electric Authority of Georgia, a public body corporate and politic and City of Dalton, Georgia, an incorporated municipality of the State of Georgia, acting by and through the Board of Water, Light and Sinking Fund Commissioners of the City of Dalton, Georgia, dated as of December 18, 2013, filed for record __________ __ , 2014 at__: __ __.m., recorded in Deed Book ___ , Page __ , aforesaid Records; and
(d)    Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement by and between Georgia Power Company, a Georgia corporation, Oglethorpe Power Corporation (An Electric Membership Corporation), an electric membership corporation formed under the laws of the State of Georgia, Municipal Electric Authority of Georgia, a public body corporate and politic and an instrumentality of the State of Georgia and City of Dalton, Georgia, an incorporated municipality of the State of Georgia acting by and through its Board of Water, Light and Sinking Fund Commissioners, dated as of April 21, 2006, filed for record May 15, 2006 at 3:27 p.m., recorded in Deed Book 598, Page 71, aforesaid Records; as amended by that certain Amendment No. 1 to Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement by and between Georgia Power Company, a Georgia corporation, Oglethorpe Power Corporation (An Electric Membership Corporation), an electric membership corporation formed under the laws of the State of Georgia, Municipal Electric Authority of Georgia, a public body corporate and politic and an instrumentality of the State of Georgia and City of Dalton, Georgia, an incorporated municipality of the State of Georgia acting by and through its Board of Water, Light and Sinking Fund Commissioners, dated as of April 8, 2008, filed for record September 10, 2008 at 12:22 p.m., recorded in Deed Book 714, Page 285, aforesaid Records; as further amended by that certain Omnibus Amendment Regarding Plant Vogtle Additional Units Description by and between Georgia Power Company, a Georgia corporation, Oglethorpe Power Corporation (An Electric Membership Corporation), an electric membership corporation organized and existing under the Georgia Electric Membership Corporation Act, Municipal Electric Authority of Georgia, a public body corporate and politic and City of Dalton, Georgia, an incorporated municipality of the State of Georgia, acting by and through the Board of Water, Light and Sinking Fund Commissioners of the City of Dalton, Georgia, d/b/a Dalton Utilities, dated as of December 1, 2013, filed for record __________ __ , 2014 at __:__ __.m., recorded in Deed Book ___, Page ___, aforesaid Records; as affected by that certain Agreement and Amendment No. 2 to Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement by and between Georgia Power Company, Oglethorpe Power Corporation (An Electric Membership Corporation), Municipal Electric Authority of Georgia, City of Dalton, Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners d/b/a Dalton Utilities, MEAG Power SPVJ LLC, MEAG Power SPVP LLC and MEAG Power SPVM LLC, dated as of the date hereof, filed for record __________ __ , 2014 at__: __ __.m., recorded in Deed Book __ , Page __ , aforesaid Records; as further amended by that certain Owners Consent to Assignment and Direct Agreement and Amendment to Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement by and between Georgia Power Company, a Georgia corporation, Oglethorpe Power Corporation (An Electric Membership Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia,

Deed to Secure Debt

Municipal Electric Authority of Georgia, a public body corporate and politic and an instrumentality of the State of Georgia, the City of Dalton, Georgia, an incorporated municipality of the State of Georgia acting by and through its Board of Water, Light and Sinking Fund Commissioners, the United States Department of Energy acting by and through the Secretary of Energy and PNC Bank, National Association, doing business as Midland Loan Services, a division of PNC Bank, National Association, dated as of __________ __, 2014, filed for record __________ __, 2014 at __:__ __.m., recorded in Deed Book ___, Page ___, aforesaid Records;
C.    All those matters as disclosed by that certain plat recorded in File No. A 3120, aforesaid Records;
D.    All those matters as disclosed by that certain plat recorded in File No. A 2984, aforesaid Records;
E.    All those matters as disclosed by that certain plat recorded in File No. A-2695, aforesaid Records;
F.    Terms, conditions and obligations as contained in that certain Owners Consent to Assignment and Direct Agreement and Amendment to Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement by and between Georgia Power Company, a Georgia corporation, Oglethorpe Power Corporation (An Electric Membership Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, Municipal Electric Authority of Georgia, a public body corporate and politic and an instrumentality of the State of Georgia, the City of Dalton, Georgia, an incorporated municipality of the State of Georgia acting by and through its Board of Water, Light and Sinking Fund Commissioners, the United States Department of Energy acting by and through the Secretary of Energy and PNC Bank, National Association, doing business as Midland Loan Services, a division of PNC Bank, National Association, dated as of __________ __, 2014, filed for record __________ __, 2014 at __:__ __.m., recorded in Deed Book ___, Page ___, aforesaid Records.
G.    Those matters as disclosed by that certain survey entitled “ALTA/ACSM Land Title Survey of Plant Vogtle 3&4 For Georgia Power Company, Oglethorpe Power Corporation, Municipal Electric Authority of Georgia, City of Dalton, Chicago Title Insurance Company, U.S. Department of Energy, and PNC Bank, National Association d/b/a Midland Loan Services, a Division of PNC Bank, National Association”, prepared by Lowe Engineers, bearing the seal and certification of Donald C. Sherrill, Georgia Registered Land Surveyor No. 2358, dated March 14, 2013, and certified November 22, 2013, being Drawing Number P319-3, as follows:
(a)    Fence crossing the east-central boundary line of subject property.
H.    the Liens of the Collateral Agent;
III.    Other Permitted Superior Liens.
A.    the Liens of the Collateral Agent;
B.    Liens on and leases of all office furniture, equipment and supplies and all data processing, accounting and other office computer equipment, software and supplies, leased or

Deed to Secure Debt

purchased in the ordinary course of business, except for any such property that is provided pursuant to the IP Agreements;
C.    any Liens or other rights that (i) any one or more of the EPC Contractor and any “Contractor Interests” (as such term is defined in the EPC Contract) may have or obtain in, to or on insurance policies and the proceeds thereof pursuant to or as required by Section 15.4 or Article 16 of the EPC Contract or (ii) Westinghouse Electric Company LLC, a Delaware limited liability company, and any of its suppliers and subcontractors of any tier may have or obtain in, to or on insurance policies and the proceeds thereof pursuant to or as required by Article XII of the Westinghouse Fuel Assembly Agreement or Article XVII of the Westinghouse License Agreement;
D.    with respect to any property (including, without limitation, easements, licenses or rights-of-way beneficial to Grantor) acquired after the date of this Deed to Secure Debt and included in the Secured Property:
(a) any (i) Liens encumbering such property or (ii) easements, leases, restrictions, covenants, rights-of-way, exceptions, reservations or other rights affecting such property as of the date of acquisition of such property for streets, roads, bridges, pipes, pipe lines, railroads, spur lines, towers, poles, wires, conduits, mains, metering stations, electric, electronic, optical, or other power or signal transmission and distribution lines, telecommunications and telephone lines, flood rights, river control and development rights, sewage and drainage rights, (and defects and irregularities in title of such property), and in each of cases (i) and (ii) affecting such property as of the date of acquisition of such property, to the extent that such Liens, defects, easements, leases, restrictions, covenants, rights-of-way, exceptions, reservations, other rights and irregularities do not in the aggregate materially impair the ability of any Person to construct or operate the Project or the use of the Secured Property taken as a whole for the purposes for which it is held by the Grantor;
(b) as of the date of acquisition of such property, any restrictions, covenants, defects or irregularities in or other deficiencies of title to any easement or rights-of-way included in such property of or used by the Grantor for pipe lines, telephone lines, telecommunications lines, power lines, towers, poles, wires, conduits, mains, electric transmission lines and distribution lines, substations, metering stations, signal transmission and distribution lines or for similar purposes or appurtenances thereto, or other improvements thereon, and to any real estate of or used or to be used by the Grantor primarily for such easement or right-of-way purposes, if (i) the Grantor shall have obtained from the apparent owner of the lands or estates therein covered by any such easement or right-of-way a sufficient right, by the terms of the instrument granting such right-of-way, to the use thereof for the construction, operation or maintenance of the lines, appurtenances or improvements for which the same are used or are to be used, (ii) the Grantor has power under eminent domain, or similar statutes, to remove such deficiencies, or (iii) such deficiencies may be otherwise remedied without undue effort or expense;

Deed to Secure Debt

E.    easements, leases, restrictions, covenants, rights-of-way, exceptions, reservations or other rights burdening the Secured Property as of the date of this Deed to Secure Debt for streets, roads, bridges, pipes, pipe lines, railroads, spur lines, towers, poles, wires, conduits, mains, metering stations, electric, electronic, optical, or other power or signal transmission and distribution lines, telecommunications and telephone lines, flood rights, river control and development rights, sewage and drainage rights, (and defects and irregularities in title of any property of the Grantor included in the Secured Property and affecting the Secured Property as of the date of this Deed to Secure Debt), to the extent that such easements, leases, restrictions, covenants, rights-of-way, exceptions, reservations, other rights, defects and irregularities (i) do not in the aggregate materially impair the ability of any Person to construct or operate the Project or the use of the Secured Property taken as a whole for the purposes for which it is held by the Grantor and (ii) are not otherwise listed under paragraph II (Liens Recorded Prior to the Recordation of this Deed to Secure Debt) above;
F.    any restrictions, covenants, defects or irregularities in or other deficiencies of title as of the date of this Deed to Secure Debt to any easement or rights-of-way (included in the Secured Property as of the date of this Deed to Secure Debt) of or used by the Grantor for pipe lines, telephone lines, telecommunications lines, power lines, towers, poles, wires, conduits, mains, electric transmission lines and distribution lines, substations, metering stations, signal transmission and distribution lines or for similar purposes or appurtenances thereto, or other improvements thereon, and to any real estate of or used or to be used by the Grantor primarily for such easement or right-of-way purposes, if (i) the Grantor shall have obtained from the apparent owner of the lands or estates therein covered by any such easement or right-of-way a sufficient right, by the terms of the instrument granting such right-of-way, to the use thereof for the construction, operation or maintenance of the lines, appurtenances or improvements for which the same are used or are to be used, (ii) the Grantor has power under eminent domain, or similar statutes, to remove such deficiencies, or (iii) such deficiencies may be otherwise remedied without undue effort or expense;
IV.    Other Permitted Liens.
Each of the following Liens, in each case only to the extent such Lien is not otherwise a Permitted Lien under I-III above and is subject and subordinate to the lien of this Deed to Secure Debt:
A.    other liens subordinate to the first-priority liens in favor of the Secured Parties hereunder and subject to an intercreditor agreement in form and substance satisfactory to DOE;
B.    easements, leases, restrictions, covenants, rights-of-way, exceptions, reservations or other rights burdening the Secured Property for streets, roads, bridges, pipes, pipe lines, railroads, spur lines, towers, poles, wires, conduits, mains, metering stations, electric, electronic, optical, or other power or signal transmission and distribution lines, telecommunications and telephone lines, flood rights, river control and development rights, sewage and drainage rights, to the extent that such easements, leases, restrictions, covenants, rights-of-way, exceptions, reservations and other rights do not in the aggregate materially impair the ability of any Person to construct or operate the Project or the use of the Secured Property taken as a whole for the purposes for which it is held by the Grantor;

Deed to Secure Debt

C.    liens upon lands encumbered by easements, licenses or rights-of-way beneficial to the Grantor for any of the purposes specified in paragraph IV.B. of this definition, securing indebtedness neither created, assumed nor guaranteed by the Grantor nor on account of which it customarily pays interest, to the extent such liens do not in the aggregate materially impair the use of the Secured Property taken as a whole for the purposes for which it is held by the Grantor;
D.    rights reserved to or vested in others to take or receive any part of any timber, coal, ore, gas (natural or otherwise), oil or other minerals on the property of the Grantor in the Secured Property, to the extent such rights or the exercise thereof do not in the aggregate materially impair the ability of any Person to construct or operate the Project or the use of the Secured Property taken as a whole for the purposes for which it is held by the Grantor;
E.    slope and drainage reservations; and
F.    liens which have been bonded for the full amount of the obligations secured by such lien in accordance with all applicable Governmental Rules or for the payment of which adequate security arrangements have been made in the discretion of DOE.

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Deed to Secure Debt